POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints R. Preston Pitts and David A. Skup, each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-1 (Registration No. 333-67219), including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.


                 Name                                         Date


                 /s/ Lynda L. Regan                           1/14/99
                 --------------------------                 -----------
                 Lynda L. Regan


                 /s/ R. Preston Pitts                         1/14/99
                 --------------------------                 -----------
                 R. Preston Pitts


                 /s/ Steven C. Anderson                       1/12/99
                 --------------------------                 -----------
                 Steven C. Anderson


                 /s/ Ute Scott-Smith                          1/29/99
                 --------------------------                 -----------
                 Ute Scott-Smith